                                                                    EXHIBIT 10.8


             ASSET CONTRIBUTION AND RECEIVABLES SETTLEMENT AGREEMENT

         THIS ASSET CONTRIBUTION AND RECEIVABLES SETTLEMENT AGREEMENT is entered into as of January 1, 1999 (the "EFFECTIVE DATE"), by and between NETWORKS ASSOCIATES, INC., a Delaware corporation ("NAI"), and McAFEE.COM CORPORATION., a Delaware corporation and a wholly owned subsidiary of NAI ("MCAFEE.COM").

                                    RECITALS

         WHEREAS, McAfee.com is a wholly-owned subsidiary of NAI; and

         WHEREAS, McAfee.com is engaged in the field of internet-based software sales and services, and the conduct of such other activities as may be incidental or related thereto; and

         WHEREAS, consistent with the resolutions of the NAI board of directors, NAI is to transfer to McAfee.com certain intellectual property and related research and development assets, including assets previously owned by the direct and indirect wholly owned subsidiaries of NAI, as well as certain rights to future revenues and tangible assets including cash; and

         WHEREAS, NAI and McAfee.com desire such transfer of assets to qualify as a tax free contribution of capital under Section 351 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency whereof are hereby acknowledged, the parties hereto further agree as follows:

                                    ARTICLE I
                               TRANSFER OF ASSETS

SECTION 1.1 AGREEMENT TO TRANSFER AND TRANSFER OF INCLUDED ASSETS. Upon and subject to the terms and conditions of this Agreement, as of January 1, 1999, NAI hereby assigns, agrees to assign, transfers, conveys and delivers to McAfee.com all of its right, title, and interest in the following assets (the "INCLUDED ASSETS"): all tangible personal property, intangible property, rights and other assets owned by NAI and listed in Exhibit A attached hereto, as of the Closing Date.

SECTION 1.2 FURTHER AGREEMENTS TO TRANSFER ASSETS. Following the Effective Date of this Agreement, if the NAI board of directors approves a subsequent assignment or transfer to McAfee.com of assets not included among the Included Assets, and the McAfee.com board of directors approves the acceptance of such subsequent assignment or transfer of assets (an "ADDITIONAL TRANSFER"), then such Additional Transfer may be effected subject to the terms and conditions of this Agreement. Such Additional Transfer may be effected by adding a list of the assets to be included in the Additional Transfer in an addendum to Exhibit A, and by the execution of an additional Bill of Sale substantially in the form attached hereto as Exhibit B.

SECTION 1.3 LIABILITIES. NAI shall not transfer, and McAfee.com shall not assume, any liabilities whatsoever as part of this Agreement, except for those liabilities that may result directly from any of the Included Assets on Exhibit
A. Such liabilities resulting directly from any of the Included Assets on Exhibit A shall be referred herein to as the "ASSUMED LIABILITIES".

SECTION 1.4 CONSIDERATION FOR THE TRANSFER. As consideration for the transfer described in Section 1.1 above, McAfee.com agrees to record such transfer as a contribution of capital on behalf of NAI. NAI shall not receive and McAfee.com shall not give any additional stock or other consideration in consideration of this transfer.

SECTION 1.5 COOPERATION. NAI shall take all actions necessary to execute any and all documents as may be reasonably requested by McAfee.com from time to time to transfer the assets listed in Section 1.1 hereof and Exhibit A hereto and otherwise fully vest or perfect in McAfee.com all right, title and interest in and to such assets assigned pursuant to this Agreement.


                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF NAI

          NAI hereby represents and warrants to McAfee.com as follows:

SECTION 2.1       INCORPORATION; AUTHORIZATION; ETC.

         (a) Organization and Good Standing. NAI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Delaware. NAI has full corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by NAI has been duly authorized by all necessary corporate and stockholder actions.

         (b) Binding Effect. This Agreement has been duly executed and delivered by NAI and, assuming the due execution and delivery hereof by McAfee.com, constitutes the legal, valid and binding obligation of NAI, enforceable against NAI in accordance with its terms.

         (a) Ownership of Assets. NAI has good, valid and marketable title to all the Included Assets free and clear of all claims, charges, liens, mortgages, security interests, pledges, restrictions or encumbrances. NAI owns or possesses licenses or other legally enforceable rights to use all intellectual property related and other intangible assets which are Included Assets.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF MCAFEE.COM

          McAfee.com hereby represents and warrants to NAI as follows:

SECTION 3.1       INCORPORATION; AUTHORIZATION; ETC.

         (a) Organization. McAfee.com is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. McAfee.com has full corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by McAfee.com has been duly authorized by all necessary corporate actions on the part of McAfee.com.

         (b) Binding Effects. This Agreement has been duly executed and delivered by McAfee.com, and, assuming the due execution and delivery hereof by NAI, this Agreement constitutes the legal, valid and binding obligation of McAfee.com, enforceable against McAfee.com in accordance with its terms.


                                   ARTICLE IV
                ADDITIONAL COVENANTS AND MISCELLANEOUS PROVISIONS

SECTION 4.1 INDEMNIFICATION. In the event that the transfer of assets effected by this Agreement fails to qualify as a tax free contribution of capital under Section 351 of the Internal Revenue Code of 1986, as amended, McAfee.com agrees to indemnify NAI against any tax liabilities, losses, claims, or other damages that result from such failure.

SECTION 4.2 ACCOUNT RECONCILIATION. In connection with the assets being contributed to McAfee.com pursuant to this Agreement, including but not limited to those assets specified in Exhibit A hereto, and any other assets attributable to the McAfee.com business as operated since January 1, 1996, NAI will make a single, lump-sum, no interest payment net of all taxes to McAfee.com for purposes of reconciling the accounts of each company. To the extent any revenues are received by NAI after September 30, 1999 which are attributable to McAfee.com assets or the McAfee.com business, NAI shall make a lump-sum payment without interest to McAfee.com on a quarterly basis thereafter.

SECTION 4.3 COMPLIANCE WITH BULK SALES LAWS. The parties hereby waive compliance with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement, including, without limitation, any applicable state tax law that may require notification of state taxing authorities and related actions in respect of bulk sales of assets outside of the ordinary course of business.

SECTION 4.4 NOTIFICATION OF CERTAIN MATTERS. NAI shall promptly notify McAfee.com, or McAfee.com shall promptly notify NAI:

         (a) if, subsequent to the date of this Agreement and prior to the Closing Date, it becomes aware of the occurrence of any event or the existence of any fact that renders any of the representations and warranties made in Article II and III, respectively, inaccurate or untrue in any material respect;

         (b) of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; or

         (c) of any notice or other communication from any governmental authority in connection with the transactions contemplated hereby.

SECTION 4.5 FURTHER ASSURANCES. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents, and take, or cause to be taken, such further actions, as the other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.




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

SECTION 4.6 ACCESS. The parties hereto will allow each other reasonable access to the books and records of one another relating to the Included Assets and the Assumed Liabilities, and to personnel having knowledge of the whereabouts and/or contents thereof, for legitimate business reasons, such as the preparation of tax returns or the defense of litigation. The requesting party will hold in confidence all confidential information identified as such by, and obtained from, the disclosing party or any of its officers, agents, representatives or employees.

SECTION 4.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with federal law as it applied to patents, copyrights and trademarks and in accordance with the laws of the State of California as applied to contracts entered into and to be performed entirely within the State of California.

SECTION 4.8 THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended, nor shall it be constructed, to confer any rights or benefits upon any person (including, but not limited to, any employee or former employee of NAI) other than the parties hereto.

SECTION 4.9 ENTIRE AGREEMENT. This Agreement and the schedules and Exhibits hereto contain the entire agreement between the parties with respect to the transfer of NAI assets to McAfee.com, and constitutes the complete, final and exclusive embodiment of the parties agreement with respect to that subject matter and supersedes all prior agreements whether written or oral which may have been entered into by the parties on the subject matter.

SECTION 4.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the parties hereto and their respective successors and assigns, provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties hereto except that McAfee.com may, upon notice to the other parties hereto, assign its rights under this Agreement to any one or more of its affiliates so long as such assignee or assignees assumes all of McAfee.com's liabilities and obligations hereunder.

SECTION 4.11 AMENDMENT. No change, modification or amendment of this Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

Executed as of January 1, 1999

BY:

NETWORKS ASSOCIATES, INC.                   McAFEE.COM CORPORATION
3965 Freedom Circle                         2810 Bowers Avenue
Santa Clara, California 95054               Santa Clara, California 95054

By:  /S/ PRABHAT GOYAL                      By:  /S/ SRIVATS SAMPATH
   ----------------------------------          --------------------------------

Name:   Prabhat Goyal                       Name:      Srivats Sampath
     --------------------------------            ------------------------------
Title:      Chief Financial Officer         Title:   Chief Executive Officer
      -------------------------------             -----------------------------



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



                                    EXHIBIT A
                       TO THE ASSET CONTRIBUTION AGREEMENT

                            ASSETS TO BE TRANSFERRED


         Networks Associates, Inc. ("NAI") hereby transfers to McAfee.com Corporation all tangible personal property, intangible property, rights and other assets listed on this Exhibit A which prior to the Closing Date were owned by NAI:

o The co-host agreements and other agreements to which NAI is party which relate specifically to the consumer e-commerce business [including those agreements with Tesserae, Computer Literacy, Visto, and Beyond.com (formerly Software.net)].

o McAfee.com customer database and subscriptions (defined as customers who have registered for evaluation versions of retail products such as Clinic, Oil Change, or retail SecureCast).

o Revenue attributable to McAfee.com advertising and sponsorship agreements

o Revenue attributable to co-host agreements without a retail product distribution arrangement (co-hosts with a retail product distribution component shall have a royalty to be decided).

o NAI hereby assigns, transfers and sets over, unto McAfee.com, its successors, legal representatives and assigns, its entire right, title and interest in, to and under the said inventions listed below, and the said United States application and all divisions, renewals and continuations thereof, and all Patents of the United States which may be granted thereon and all reissues and extensions thereof; and all applications for industrial property protection, including, without limitation, all applications for patents, utility models, and designs which may hereafter be filed for said invention in any country or countries foreign to the United States, together with the right to file such applications and the right to claim for the same the priority rights derived from said United States application under the Patent Laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable; and all forms of industrial property protection, including, without limitation, patents, utility models, inventors' certificates and designs which may be granted for said inventions in any country or countries foreign to the United States and all extensions, renewals and reissues thereof.


 NAI MATTER   SERIAL NO.     PAT. NO.           TITLE                 STATUS     FILING   ISSUE      INVENTOR(S)          TYPE
 ----------   ----------     --------           -----                 ------     -------  ------     -----------          ----
                                                                                  DATE     DATE
                                                                                  ----     ----
                       US
98.017.01      09/208,735                Method and System for        Pending    12/8/98               Sampath,           Basic
                                         Maintaining and                                            Balasubramanian,
                                         Configuring a Personal                                        Lingarkar,
                                         Computer                                                   Katchapalayam,
                       US                                                                                Kannan
 98.019.01     09/248,115                Method and Apparatus for     Pending    2/11/99                Sampath,         CIP of
                                         Securing Software                                          Balasubramanian,    09/208,735
                                         Distributed Over a Network                                      Kannan,
                                                                                                       Revashetti,
                                                                                                      Katchapalayam


98.020.01           US               Method and System for            Pending    3/16/99           Balasubramanian,     CIP of
            09/270,107               Processing Events Related to                                  Kannan,              09/248,115
                                     a First Type of Browser from                                  Sampath,
                                     a Second Type of Browser                                      Katchapalayam

                                    EXHIBIT B

                                  BILL OF SALE


         Pursuant to that certain Asset Contribution and Receivables Settlement Agreement dated as of January 1, 1999 (the "Asset Contribution Agreement"), by and among Networks Associates, Inc., a Delaware corporation, and McAfee.com Corporation, a Delaware corporation, for good and valuable consideration, receipt of which is hereby acknowledged, Networks Associates Inc. does hereby convey, assign, transfer and deliver to McAfee.com Corporation good, valid and marketable title to the Included Assets free and clear of any and all mortgages, pledges, leases, licenses, charges, liens, encumbrances and defects, other than the Assumed Liabilities, which McAfee.com Corporation hereby assumes. Capitalized terms used, but not defined herein, shall have the meanings described thereto in the Asset Contribution Agreement.

         IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be duly executed effective as of January 1, 1999.


                                           NETWORKS ASSOCIATES INC.


                                              /s/ PRABHAT GOYAL
                                              --------------------------------
                                           By:     Prabhat Goyal
                                           Title:  Vice President and Chief
                                                   Financial Officer



                                           McAFEE.COM CORPORATION


                                              /s/ SRIVATS SAMPATH
                                              --------------------------------
                                           By: Srivats Sampath
                                              --------------------------------
                                           Title: Chief Executive Officer
                                                 -----------------------------




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